UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sky Quarry Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	84-1803091 (I.R.S. Employer Identification No.)

707 W. 700 South, Suite 1 Woods Cross, UT (Address of principal executive offices)	84087 (zip code)

Securities to be registered pursuant to section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $ 0.0001 per share	Nasdaq Capital Market

If this form relates to the registration of a securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) or (e), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box.   ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.   ☒

Securities Act registration statement or Regulation A offering statement file number file number to which this form relates (if applicable):	024-12373

Securities to be registered pursuant to Section 12(g) of the Act:
Title of Each Class To be so Registered
None

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereunder is the common stock, par value $0.0001 per share, of Sky Quarry Inc. (the “Company”). For a description of the common stock, reference is made to the information under the heading “Description of Securities” included in the Offering Circular relating to the common stock dated September 27, 2024, filed with the U.S. Securities and Exchange Commission, which information is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits were filed as part of the registration statement:

Exhibit No.	Exhibit Description
1**	Underwriting Agreement
2.1 (1)	Amended and Restated Certificate of Incorporation
2.2 (1)	Amendments to Certificate of Incorporation
2.3 (1)	Company Bylaws as Amended
3.1 (1)	Form of Warrant Held by Investors
3.2 (1)	Stock Plan
3.3 (1)	Certificate of Designation of Series A Preferred Stock
3.4**	Certificate of Designation of Series B Convertible Preferred Stock
3.5 (1)	Promissory Note – JPMorgan Chase Bank N.A dated September 16, 2020
4**	Subscription Agreement
6.1	Employment Agreements
6.1.1 (1)	Executive Employment Agreement with David Sealock dated March 15, 2020
6.1.2 (1)	Executive Employment Agreement with Marcus Laun dated March 15, 2020
6.1.3 (1)	Executive Employment Agreement with Darryl Delwo dated March 15, 2020
6.2	Agreements relating to the acquisition of 2020 Resources LLC and 2020 Resources (Canada) LTD.
6.2.1 (1)	Securities Purchase Agreement with 2020 Resources Holdings LLC dated September 16, 2020
6.3 (1)	Digital Offering Engagement Letter
6.3.1 (1)	Agent’s Warrant
6.3.1a (2)	Agent’s Warrant (Amended)
6.3.1b (3)	Agent’s Warrant (Amended)
6.4 (1)	Prime Trust, LLC Escrow Agreement
6.5	Mineral Leases
6.5.1 (1)	ML-49927-OBA as amended
6.5.2 (1)	ML-49579-OBA
6.5.3 (1)	ML-51705-OBA
6.6 (1)	Agreement with JP Morgan Chase Bank
6.7 (5)	Sale of Future Receivables Agreement with Libertas Funding, LLC
6.8 (5)	Invoice Purchase and Sale Agreement with Alterna Capital Solutions, LLC
6.9 (5)	Debt Satisfaction Agreement with KF Business Ventures LP
6.10 (5)	Sale of Future Receivables Agreement with Libertas Funding, LLC
6.11 (5)	Sale of Future Receivables Agreement with Libertas Funding, LLC
6.12 (5)	Sale of Future Receivables Agreement with Libertas Funding, LLC
6.13 (5)	Loan with Lendspark Corporation
6.14**	Form of Convertible Note
6.15**	Sale of Future Receivables Agreement with Libertas Funding, LLC dated October 23, 2023
6.16**	Sale of Future Receivables Agreement with Libertas Funding, LLC dated January 11, 2024
6.17**	Sale of Future Receivables Agreement with Libertas Funding, LLC dated January 18, 2024

8**	Escrow Agreement, as amended
11.3**	Consent of Attorney (included in Exhibit 12)
11.4*	Consent of Auditor to Sky Quarry Inc
12**	Opinion of Counsel
99.1 (5)	Audit Committee Charter
99.2 (5)	Compensation, Nomination, and Corporate Governance Committee Charter
99.3 (5)	Health, Safety and Environment Committee Charter
99.4 (5)	Company Code of Business Conduct and Ethics

*Filed therewith.

**Previously filed.

(1)Incorporated by reference from our Offering Statement on Form 1-A filed with the Commission on July 7, 2021.

(2)Incorporated by reference from our Post-Effective Amendment No. 1 to the Offering Statement on Form 1-A filed with the Commission on November 15, 2021.

(3)Incorporated by reference from our Post-Effective Amendment No. 2 to the Offering Statement on Form 1-A filed with the Commission on November 16, 2021.

(4)Incorporated by reference from our Post-Effective Amendment No. 3 to the Offering Statement on Form 1-A filed with the Commission on January 3, 2022.

(5)Incorporated by reference from our Semiannual Report to the Offering Statement on Form 1-SA/A filed with the Commission on November 21, 2023.

SIGNATURES

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sky Quarry Inc.

Dated: September 30, 2024	/s/ David Sealock
By:David Sealock
Its:Chief Executive Officer